AMENDMENT
TO
camden national corporation
executive deferred compensation plan

A.           The Camden National Corporation Executive Deferred Compensation Plan (as Amended and Restated Effective January 1, 2008) (the “Plan”), is hereby amended as follows:

1.	The Plan is hereby amended to insert the following as a new Section 4.3 to the Plan:

“Section 4.3.   Supplemental Company Contributions. In the sole discretion of the Compensation Committee of the Board (the ‘Compensation Committee’), the Company may, at any time and from time-to-time, make discretionary supplemental contributions in such amounts determined by the Compensation Committee to the Account of any Participant or any group of Participants that have been selected by the Compensation Committee to receive such supplemental contributions (each such discretionary contribution, a ‘Supplemental Company Contribution’). Any such Supplemental Company Contributions shall be subject to such terms and conditions (including vesting terms and conditions) determined by the Compensation Committee in its discretion and which may differ among individual Participants and among Supplemental Company Contributions. Notwithstanding the foregoing, unless otherwise provided herein Supplemental Company Contributions shall be treated as Company contributions for all purposes under this Plan.”

2.	Section 5.1 of the Plan is hereby amended to insert the following as the final sentence of such Section:

“Any Supplemental Company Contributions made hereunder shall be credited as of the date determined by the Compensation Committee with respect to such Supplemental Company Contribution.”

3.	Section 6.1 of the Plan is hereby amended to insert the following as the final sentence of such Section:

“Any Supplemental Company Contribution made by the Company shall be subject to such vesting terms and conditions determined by the Compensation Committee in its sole discretion in connection with such Supplemental Company Contribution.”

4.            Section 6.5(i) of the Plan is hereby amended to insert the following immediately prior to the period at the end thereof:

“, unless otherwise determined by the Compensation Committee with respect to any Supplemental Company Contribution at the time such contribution is made.”

B.           Except as otherwise so amended, the Plan is confirmed in all other respects.

C.           The effective date of this Amendment is as of February 26, 2013

Executed this 26th day of February, 2013 by a duly authorized officer of Camden National Corporation.

CAMDEN NATIONAL CORPORATION

By:	/s/ Carolyn C. Crosby
Carolyn C. Crosby
Senior Vice President
Human Resources and Development

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